Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Skyworks Solutions, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading ‘Experts’ in the prospectus. Our report covering the October 2, 2020 consolidated financial statements refers to a change in the method of accounting for leases in fiscal 2020.

/s/ KPMG LLP

Irvine, California

May 10, 2021